                                                                   Exhibit 99.02

                             Actuate Holding B.V.
                     Condensed Consolidated Balance Sheet
                                  (unaudited)


                                                              June 18,
                                                                1999
                                                             -----------
Assets
Current assets:
 Cash and cash equivalents                                   $   216,000
 Accounts receivable less allowance for doubtful
  accounts of $161,643                                           797,000
 Prepaid expenses and other current assets                        73,000
                                                             -----------
Total current assets                                           1,086,000

Property and equipment, net                                       68,000
Other assets                                                     305,000
                                                             -----------
Total assets                                                 $ 1,459,000
                                                             ===========

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                                            $   853,000
 Accrued compensation                                            351,000
 Other accrued liabilities                                     2,734,000
 Deferred revenue                                                186,000
 Short term debt                                                 627,000
                                                             -----------
Total current liabilities                                      4,751,000

Shareholder loans                                              3,151,000
Interest payable to shareholders                                 413,000

Commitments and contingencies

Stockholders' equity (net capital deficiency):
 Common stock, NLG 1 par value, 200,000 shares
   authorized at June 18, 1999; 40,000 shares issued and
   outstanding at June 18, 1999                                   20,000


 Cumulative translation adjustment                               535,000
 Accumulated deficit                                          (7,411,000)
                                                             -----------
Total stockholders' equity (net capital deficiency)           (6,856,000)
                                                             -----------
Total liabilities and stockholders' equity (net capital
  Deficiency)                                                $ 1,459,000
                                                             ===========

                             Actuate Holding B.V.
                Condensed Consolidated Statements of Operations
                                  (unaudited)



                                            January 1, 1999   January 1, 1998
                                            to June 18, 1999  to June 30, 1998
                                            ----------------  ----------------
Revenues :
 License fees                                 $    518,000       $   688,000
 Services                                        1,319,000                 -
                                               -----------       -----------
Total Revenues                                   1,837,000           688,000


Operating expenses :
 Cost of license fees                              274,000           265,000
 Cost of services                                  892,000                 -
 Sales and marketing                             1,733,000           998,000
 General and administrative                        827,000           688,000
                                               -----------       -----------
Total operating expenses                         3,726,000         1,951,000
                                               -----------       -----------
Loss from operations                            (1,889,000)       (1,263,000)

Interest and other income(expense)                (239,000)           20,000
                                               -----------       -----------
Net loss                                      $ (2,128,000)      $(1,243,000)
                                               ===========       ===========

                             Actuate Holding B.V.
                Condensed Consolidated Statements of Cash Flows

                                  (unaudited)



                                                           January 1, 1999 to              January 1, 1998 to
                                                              June 18, 1999                   June 30, 1998
                                                           ------------------              ------------------
Operating activities:
Net loss                                                        $(2,128,000)                      $(1,243,000)
Adjustments to reconcile net loss to net cash
  (used in) provided by operating activities:
   Depreciation                                                      18,000                            25,000
   Changes in operating assets and liabilities:
   Accounts receivable                                              479,000                            36,000
   Prepaid expenses and other assets                                (61,000)                           34,000
   Accounts payable                                                 508,000                           183,000
   Accrued compensation                                             142,000                                 -
   Deferred revenue                                                 (26,000)                           53,000
   Accrued interest payable                                          16,000                           125,000
   Short term debt                                                 (206,000)                           70,000
   Accrued expenses and other liabilities                           992,000                           327,000
                                                                -----------                       -----------
Net cash used in operating activities                              (266,000)                         (390,000)

Investing activities:
Purchase of equipment                                               (11,000)                          (22,000)
                                                                -----------                       -----------
Net cash used in investing activities                               (11,000)                          (22,000)

Financing activities:
Net change in shareholder loans                                    (396,000)                          285,000
                                                                -----------                       -----------
Net cash provided by financing activities                          (396,000)                          285,000
                                                                -----------                       -----------
Net increase in cash                                               (673,000)                         (127,000)
Translation adjustment                                              612,000                            23,000

Cash and cash equivalents at beginning of period                    277,000                           165,000
                                                                -----------                       -----------
Cash and cash equivalents at end of period                      $   216,000                       $    61,000
                                                                ===========                       ===========

3